EXHIBIT 10.20

Dated December 27, 2023

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

-and-

MICHAEL DUNNE

AMENDMENT TO CONTRACT FOR SERVICES

THIS AMENDMENT to a CONTRACT FOR SERVICES is made and entered into on December 27, 2023, by and between:

(1) Iterum Therapeutics International Limited whose registered office is at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, D02 YW24, Ireland (the Company); and

(2) Michael Dunne of 30 Cromwell Place, Old Saybrook, CT, 06475 (the Contractor),

hereinafter referred to as Amendment No.3.

The Company and the Contractor are hereinafter individually referred to as a Party or collectively referred to as the Parties.

RECITALS

A.
The Parties entered into a Contract for Services dated May 25, 2022, pursuant to which the Contractor agreed to provide the Services to the Company and any Associated Company upon and subject to the terms and conditions therein contained (the Consultancy Agreement), a copy of which is attached hereto in Schedule 1.

B.
The Parties entered into an Amendment Agreement dated December 31, 2022, pursuant to which the Parties agreed to extend the Term of the Consultancy Agreement until June 30, 2023, upon and subject to the terms and conditions therein contained (Amendment No.1), a copy of which is attached hereto in Schedule 2.

C.
The Parties entered into an Amendment Agreement dated June 15, 2023, pursuant to which the Parties agreed to extend the Term of the Consultancy Agreement until December 31, 2023, upon and subject to the terms and conditions therein contained (Amendment No.2), a copy of which is attached hereto in Schedule 3.

D.
The Parties hereto wish to further amend the Consultancy Agreement as prescribed herein, effective as of December 31, 2023 (the Amendment Effective Date).

IT IS HEREBY AGREED as follows:

1.
EXISTING TERMS, CONDITIONS AND DEFINITIONS
1.1.
Unless specifically amended herein, the terms and conditions described in the Consultancy Agreement shall remain in full force and effect.

1.2.
Capitalised terms (including those used in the Recitals above) shall be as defined in the Consultancy Agreement and Amendment No.1.
2.
TERM

2.1.
Clause 3.1 (“Term”) of the Consultancy Agreement shall be amended to read as follows:

“This Agreement commenced on the Commencement Date and continues until 30 June 2024 unless earlier terminated in accordance with clause 3.2 or clause 14. The Term may be extended by mutual agreement of the parties.”

3.
AMENDMENT
3.1.
All references to “Agreement”, “hereunder”, “herein”, “hereof” or similar words referring to the Consultancy Agreement, from and after the Amendment Effective Date, shall mean and refer to the Consultancy Agreement as amended by this Amendment No.3.

4.
COUNTERPARTS
4.1.
This Amendment No.3 may be executed in any number of counterparts, and by the Parties on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

IN WITNESS whereof this Amendment No.3 has been entered into on the date first herein written.

SIGNED on behalf of the Company:

/s/ Corey Fishman

…...........................................

Signature

Name: Corey Fishman

Title: Director

SIGNED By Contractor:

/s/ Michael Dunne

…...........................................

Signature

Name: Michael Dunne

SCHEDULE 1

THE CONSULTANCY AGREEMENT

Dated May 25, 2022

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

-and-

MICHAEL DUNNE

CONTRACT FOR SERVICES

THIS AGREEMENT is dated May 25, 2022 and made between:

(1) Iterum Therapeutics International Limited whose registered office is at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, DO2 YW24, Ireland (the Company); and

(2) Michael Dunne of 30 Cromwell Place, Old Saybrook, CT, 06475 (the Contractor)

Hereinafter referred to as the Agreement.

RECITAL

The Contractor has agreed to provide the Services to the Company and any Associated Company upon and subject to the terms and conditions hereinafter contained.

IT IS HEREBY AGREED as follows:

5.
DEFINITIONS AND INTERPRETATION
5.1.
In this Agreement, unless the context otherwise requires:

Associated Company means any holding company or any subsidiary of the Company (as such terms are defined by section 7 and section 8 of the Companies Act, 2014) or any subsidiary of such holding company;

Board means the Board of Directors of Iterum Therapeutics plc;

Business of the Company means development and commercialization of therapies focused on patients with infectious diseases and other acute illnesses. Our lead product candidate, sulopenem, is in development for the treatment of patients with uncomplicated urinary tract infections (uUTI) associated primarily with resistant gram-negative bacteria;

Business Day means any day on which banks are generally open for business in Dublin;

Business Opportunities means any opportunities which the Contractor becomes aware of during the course of the Agreement which relates to the Business of the Company;

Capacity means as agent, contractor, director, employee, owner, partner, and shareholder or in any other capacity;

Commencement Date means May 1, 2022;

Companies mean the Company and any Associated Company or any of them;

Company Property means all documents, books, records, correspondence, papers and information (on whatever media and wherever located) relating to the Business of the Company or its customers and business contacts including any equipment, keys, hardware or software provided to the Contractor during the term of the Agreement and any data or documents (including copies) produced, maintained or stored by the Contractor for the Company on the Contractor's computer systems or other electronic equipment during the Agreement;

Confidential Information means any and all information received or obtained as a result of entering into or performing, or supplied by or on behalf of a party in the negotiations leading to, this Agreement and which relates to:-

(a) the Companies;

(b) any aspect of any Business of the Companies;

(c) the provisions of this Agreement;

(d) the negotiations relating to this Agreement; or

(e) the subject matter of this Agreement.

FDA means the United States Food and Drug Administration;

Fees mean the remuneration payable by the Company to the Contractor for the provision of the Services in accordance with clause 4 and Schedule 1;

Force Majeure means, in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lock-out or other form of industrial action);

Intellectual Property Rights means patents, rights to invention, copyright and related rights, trademarks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

Inventions means any invention, idea, discovery, development, improvement or innovation made by the Contractor in connection with the provision of the Services, whether or not patentable or capable of registration, and whether or not recorded in any medium;

Month means calendar month; and

NDA means a new drug application (or any successor form or application having substantially the same effect with respect to the approval of a drug for marketing and sale);

Term shall have the meaning given to that term in clause 3, as may be extended for time to time.

Services means the Services specified in Schedule 2 to this Agreement.

Works means all records, reports, documents, papers, drawings, designs, transparencies, photos, graphics, logos, software programmes, inventions, ideas, discoveries, developments, improvements or innovations and all materials embodying them in whatever form prepared by the Contractor or Individual in connection with the provision of the Service.

5.2.
The Schedules referred to in this Agreement form an integral part of this Agreement, and references to this Agreement include reference to the Schedules.
5.3.
All references in this Agreement to costs, charges or expenses include any value added tax or similar tax charged or chargeable on them.
5.4.
Unless the context otherwise requires, in this Agreement:
5.4.1.
words denoting the singular include the plural and vice versa and words importing the masculine include the feminine;
5.4.2.
references to Acts, statutory instruments and other legislation are to legislation operative in Ireland and to such legislation, modified, consolidated, amended or re-enacted (whether before or after the date of this Agreement) and any subordinate legislation made under that legislation;

5.4.3.
reference to any Irish legal term, concept, legislation or regulation (including, without limitation, those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) or any accounting term or concept, in respect of any jurisdiction other than Ireland is construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction; and
5.4.4.
reference to any document includes that document as amended or supplemented whether before or after the date of this Agreement.
6.
APPOINTMENT OF CONTRACTOR
6.1.
The Company hereby appoints the Contractor to provide the Services to the Companies during the term of this Agreement, and the Contractor shall act in that capacity subject to the terms and conditions of this Agreement.
7.
TERM

7.1.
This Agreement commenced on the Commencement Date and continues until 31 December 2022 unless earlier terminated in accordance with clause 3.2 or clause 14. The Term may be extended by mutual agreement of the parties.
7.2.
Subject to clause 14, either party may terminate this Agreement on not less than two months’ notice in writing to the other party and the termination date shall be the expiry of the notice period.
8.
FEES
8.1.
The Company shall pay to the Contractor the Fees set out in Schedule 1 within 7 days of receipt of the Contractor’s invoice therefor to such bank account as the Contractor may from time to time notify in writing to the Company. Invoices shall be furnished by the Contractor monthly in arrears on the last day of each month and will be payable by the Company 7 days from the date of the invoice.
9.
DUTIES AND OBLIGATIONS OF CONTRACTOR
9.1.
The Contractor shall provide the Services on such days as are required and agreed in writing by the Company from time to time and in consideration of the Contractor working such days will be remunerated in accordance with Clause 4.1 above.
9.2.
The Contractor shall:

5.2.1. provide the Services with all due care, skill and ability and use his best endeavours to promote the interests of the Company;

5.2.2. promptly give to the Company all such information and reports as it may reasonably require in connection with matters relating to the provision of the Services or the Business of the Company

9.3.
If the Contractor is unable to provide the Services due to illness or injury, the Contractor shall advise the Company of that fact as soon as reasonably practicable. For the avoidance of doubt, no fee shall be payable in accordance with clause 4 in respect of any period during which the Services are not provided.
9.4.
Unless specifically authorised to do so by the Company:
9.4.1.
The Contractor shall not have any authority to incur any expenditure in the name of or for the account of the Company; and

9.4.2.
The Contractor shall not hold himself out as having authority to bind the Company
9.5.
The Contractor undertakes to comply with all reasonable standards of safety and comply with the health and safety procedures of the Company from time to time in force at the premises where the Services are provided and report to the Company any unsafe working conditions or practices.
9.6.
The Contractor undertakes during the appointment to take all reasonable steps to offer (or cause to be offered) to the Company any Business Opportunities as soon as practicable after the same shall have come to its or his knowledge and in any event before the same shall have been offered by the Contractor (or caused to be offered) to any other party.
9.7.
The Contractor may use a third party to perform any administrative, clerical or secretarial functions which are reasonably incidental to the provision of the Services provided that the Company will not be liable to bear the cost of such functions.
9.8.
The Contractor shall:
9.8.1.
comply with all applicable laws, regulations, codes and sanctions relating to anti-bribery and anti-corruption in Ireland or in any other jurisdiction in relation to which work is undertaken;
9.8.2.
comply with any Ethics and Anti-bribery and Anti-corruption Policies of the Company and any relevant industry code in force from time to time (Relevant Policies);
9.8.3.
promptly report to the Company any request or demand for any undue financial or other advantage of any kind received by the Contractor in connection with the performance of this Agreement; and
9.8.4.
ensure that all persons associated with the Contractor who are performing services in connection with this Agreement comply with this clause 5.8.
9.9.
Breach of clause 5.8 shall be deemed a material breach of this Agreement.
9.10.
The Contractor shall be responsible for all property of the Companies in his possession.
9.11.
The Contractor shall obtain all necessary licences, certificates, permits, consents and authorisations from all relevant government departments, agencies or regulatory authorities to enable it to perform and carry out is obligations under or pursuant to this Agreement.
9.12.
The Contractor shall comply with all relevant environmental and safety legislation and shall comply with all legal requirements from time to time in force relating to the Services.
9.13.
The Contractor shall from time to time consult with representatives of the Companies for the purpose of assessing the quality of the Services and obtaining feedback.
9.14.
The Contractor will provide the Company with copies of all necessary documentation, including all and any delivery dockets, route sheets, cash receipts, settlement sheets, cash summaries and other documentation required by the Company for the orderly completion of the Contractor’s duties relating to the Services provided by the Contractor under this Agreement.
10.
EXPENSES
10.1.
The Company shall reimburse all reasonable expenses properly and necessarily incurred by the Contractor in the course of the appointment, subject to the Contractor seeking prior consent from the Company to incur such expenditure and the production of receipts or other appropriate evidence of payment.

10.2.
If the Contractor is required to travel abroad in the course of the appointment the Contractor shall be responsible for any necessary insurances, inoculations and immigration requirements. For the avoidance of doubt, the Company shall discharge the flight and accommodation costs excluding subsistence costs associated with the Contractor's requirement to travel under this agreement.

11.
OTHER ACTIVITIES
11.1.
Nothing in this Agreement shall prevent the Contractor from being engaged, concerned or having any financial interest in any Capacity in any other business, trade, profession or occupation during the appointment provided that:
11.1.1.
such activity does not cause a breach of any of the Contractor's obligations under this Agreement; and
11.1.2.
the Contractor shall not engage in any such activity if it relates to a business which is similar to or in any way competitive with the Business of the Company or Companies, without the prior written consent of the Company and the Contractor agrees to give priority to the provision of the Services to the Company over any other business activities undertaken by it during the course of the appointment.
12.
CONFIDENTIAL INFORMATION & COMPANY PROPERTY
12.1.
The parties agree that the terms of this Agreement are confidential to the parties and their professional advisors.
12.2.
The Contractor acknowledges that prior to, and in the course of, the appointment he will have access to Confidential Information. The Contractor has therefore agreed to accept the restrictions in this clause 8 which will continue to apply after the termination or expiry of the Agreement.
12.3.
The Contractor shall not (except in the proper course of his duties), between signing this Agreement and the date of its commencement, during the appointment or at any time after the termination date, use or disclose to any third party (and shall use his reasonable endeavours to prevent the publication or disclosure of) any Confidential Information. This restriction does not apply to:
12.3.1.
any use or disclosure authorised by the Company or required by law; or
12.3.2.
any information which is already in, or comes into, the public domain otherwise than through the unauthorised disclosure of the Contractor;
12.4.
At any stage during the appointment, the Contractor will promptly on request return all and any Company Property in his possession.
13.
INTELLECTUAL PROPERTY
13.1.
The Contractor shall give the Company full written details of all Inventions and of all works embodying Intellectual Property Right made wholly or partially by the Contractor, or any appointed substitute (as the case may be) at any time during the course of this Agreement which relate to, or are reasonably capable of being used in the Business of the Company.
13.2.
The Contractor acknowledges that all Intellectual Property Rights subsisting in any work or Invention made, originated or developed by the Contractor or any appointed substitute (as the case may be) at any time in relation to the Services shall automatically on creation, vest in and be the absolute sole and unencumbered property of the Company. To the extent that the Intellectual Property Rights do not vest automatically with the Company the Contractor holds them on trust for the Company. The Contractor hereby agrees to execute or to procure the execution of all such documents to make such applications and give such assistance as may in the opinion of the Company be necessary to give effect to this clause.
13.3.
The Contractor hereby irrevocably waives all moral rights under the Copyright and Related Rights Act 2000 to 2007 (and all similar rights in other jurisdictions) which the Contractor has or will have in any existing or future works referred to in this clause.
13.4.
The Contractor irrevocably appoints the Company or its nominee to be its attorney to execute in its name and on its behalf any document or instrument for the purpose of giving the Company or its nominee the benefit of this clause. The Contractor acknowledges in favour of any third party that a certificate in writing signed by the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.
13.5.
The Contractor acknowledges that no further remuneration or compensation other than that provided for in this Agreement is or may become due to the Contractor in respect of the performance of its obligations under this clause 9.
14.
DATA PROTECTION
14.1.
All personal information which the Company holds about the Contractor is protected by data protection laws. The Company will collect and process personal data relating to employees in accordance with the privacy notice which is attached at Schedule 3.
15.
WARRANTIES AND REPRESENTATIONS
15.1.
The Contractor warrants and represents that it has full capacity and authority to enter into and perform this Agreement.
15.2.
The Contractor warrants and represents that the Contractor will carry out the Services in a good and workmanlike manner and:
15.2.1.
that the Contractor has the necessary skill to render the Services;
15.2.2.
that the Contractor will supply the Services with due skill, care and diligence;
15.2.3.
that, where materials are used, they will be sound and reasonably fit for the purpose for which they are required; and
15.2.4.
that, where goods are supplied under this Agreement, they will be of merchantable quality within the meaning of section 4(3) of the Sale of Goods Act 1893.
15.3.
The Contractor warrants and represents that, in connection with the provision of the Services under this Agreement, it will at all times:
15.3.1.
maintain all necessary licences, certificates, permits, consents and authorisations from all relevant government departments, agencies or regulatory authorities;
15.3.2.
comply in all material respects with all relevant environmental and safety legislation; and
15.3.3.
comply with all legal requirements from time to time in force relating to the Services and the provision of them.
15.4.
The Contractor warrants and represents that it will at all times conduct its business in a manner that shall reflect favourably on the Companies, the Services and the good name and reputation of the Companies.

16.
INDEMNITY
16.1.
The Contractor shall indemnify and keep indemnified the Companies their respective officers, directors and employees from and against any and all loss, damage or liability (whether criminal or civil) suffered and legal fees and costs incurred, resulting from:
16.1.1.
any breach of this Agreement by the Contractor, its employees or agents; and
16.1.2.
any act, neglect or default of the Contractor, its employees or agents.
17.
LIMITATION OF LIABILITY
17.1.
Notwithstanding anything to the contrary in this Agreement, the Company will not (except in respect of death or personal injury caused by any negligent act or omission of the Company) be liable to the Contractor by reason of any representation or implied warranty, condition or other term or any duty at common law, or under the express terms of this Agreement for any consequential loss or damage (whether occasioned by the negligence of the Company, its employees or agents) or otherwise arising out of or in connection with this Agreement.
18.
TERMINATION
18.1.
Either party may terminate this Agreement in accordance with clause 3.
18.2.
The Company will be entitled to terminate this Agreement by giving not less than 7 days’ written notice to the Contractor if the Contractor at any time challenges the validity of any intellectual property rights of the Companies.
18.3.
The Company will be entitled forthwith to terminate this Agreement by written notice to the Contractor if:
18.3.1.
the Contractor commits any breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;
18.3.2.
an encumbrancer takes possession of or a receiver is appointed over any of the property or assets of the Contractor;
18.3.3.
the Contractor makes any voluntary arrangement with its creditors or becomes subject to an administration order;
18.3.4.
the Contractor is declared bankrupt;
18.3.5.
anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to the Contractor;
18.3.6.
the Contractor is incapacitated from carrying on the Service for an aggregate period of 150 days in any 52-week period;
18.3.7.
the Contractor is convicted of any criminal offence (other than an offence under the road traffic legislation) in Ireland or elsewhere for which a non-custodial penalty is imposed;
18.3.8.
the Contractor is, in the reasonable opinion of the Board of the Company, negligent or incompetent in the performance of the Services; or
18.3.9.
the Contractor, ceases or threatens to cease, to carry on business.
18.4.
For the purposes of clause 14.3.1, a breach will be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).
18.5.
Subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party will have any further obligation to the other under this Agreement.
19.
CONSEQUENCES OF TERMINATION
19.1.
Upon the termination or expiry of this Agreement for any reason:
19.1.1.
the Contractor shall cease to provide the Services;
19.1.2.
the Contractor shall immediately return to the Company all the Companies’ property held by the Contractor or under his control;
19.1.3.
the provisions of clauses 8, 9, 17 and this clause 15 will continue in force in accordance with their respective terms;
19.1.4.
the Contractor shall cease to refer to himself as being in any way affiliated or associated with the Company;
19.1.5.
the Contractor will have no claim against the Company for loss or profits, loss of goodwill or any other loss;
19.1.6.
insofar as is reasonably possible the Contractor shall irretrievably delete any information relating to the Business of the Company or any Companies stored on any magnetic or optical disk or memory and all matter derived from such sources which is in his possession or under his control outside the premises of the Company. For the avoidance of doubt, the contact details of business contacts made during the appointment are regarded as Confidential Information, and as such, must be deleted from personal, social or professional networking accounts; and
19.1.7.
provide a signed statement that it/he has complied fully with his obligations under this clause 15.
20.
STATUS
20.1.
The relationship of the Contractor to the Company will be that of independent contractor and nothing in this agreement shall render the Contractor an employee, worker, agent or partner of the Company. The Contractor shall have the right to control and determine the time, place, methods, manner and means of performing the Services. In performing the Services, the amount of time devoted by the Contractor on any given day will be entirely within the Contractor’s control, and the Company will rely on the Contractor to put in the amount of time necessary to fulfill the requirements of this Agreement.
20.2.
This Agreement constitutes a contract for the provision of services and is not a contract of employment and accordingly the Contractor shall be fully responsible for any income tax, PRSI and USC contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with either the performance of the Services whether in Ireland or elsewhere. Further, the Contractor shall not be entitled to any benefits, coverages or privileges, including, without limitation, health insurance, social security, unemployment, medical or pension payments, made available to employees of the Company.
21.
MISCELLANEOUS PROVISIONS
21.1.
Announcements:

21.1.1.
Subject to clause 17.1.2, neither party shall make any announcement to shareholders, employees, customers or suppliers, or to securities markets or other authorities or to the media or otherwise, regarding the subject-matter of this Agreement or any term or provision of it without the prior written approval of the other party to this Agreement.
21.1.2.
Clause 17.1.1 will not apply if and to the extent that such announcement is required by any law or by:
(1)
contractual arrangements in existence at the date of this Agreement; or
(2)
any securities exchange, regulatory or governmental authority or Court having jurisdiction over the party making the announcement,

whether or not the requirement has the force of law provided that any such announcement may only be made after consultation with the other party to this Agreement.

21.1.3.
The provisions and restrictions in this clause 17 will continue to apply after the termination or expiry of this Agreement.
21.1.4.
If either party makes an announcement pursuant to this clause 17 shall provide a copy of that announcement to the other party to this Agreement before the announcement is made unless this is not reasonably practicable, in which case, a copy of the announcement shall be so provided to the other party as soon as reasonably practicable.
21.1.5.
Each party shall provide all such information known to it or, which on reasonable enquiry ought to be known to it as may reasonably be required by the other party in relation to the Services for the purposes of complying with the requirements of the law or any securities exchange or regulatory or governmental authority having jurisdiction over the Company or the Contractor as the case may be.
22.
Assignment:
22.1.
Neither party to this Agreement may assign any of its rights under this Agreement without the prior written consent of the other party except that the Company may assign the benefit of any provision of this Agreement to any Associated Company without the consent of the Contractor and such assignee shall be entitled to enforce the same rights against the Contractor as if it were named as the Company under this Agreement.
22.2.
Subject to clause 18.1, this Agreement will be binding on and ensure for the benefit of the permitted assigns and successors in title to each of the parties and references to the parties will be construed accordingly.
23.
Costs and Expenses:
23.1.
Each party to this Agreement shall pay its own costs of and incidental to this Agreement and its implementation.
24.
Severability:
24.1.
All the terms and provisions of this Agreement are distinct and severable, and if any term or provision is held or declared to be unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority, it will to that extent only, be deemed not to form part of this Agreement, and the enforceability, legality and validity of the remainder of this Agreement will not in any event be affected. However, if as a result of the operation of this clause the rights or obligations of a party are materially altered to the detriment of that party, that party may terminate this Agreement within 30 days from the date of the relevant decision of the relevant court, regulatory authority or other competent authority.
25.
Whole Agreement:
25.1.
This Agreement (together with any documents to be executed pursuant to the terms of this Agreement) supersede all prior representations, arrangements, understandings and agreements, and sets out the entire, complete and exclusive agreement and understanding between the parties. The rights of the Company under this Agreement are independent, cumulative and without prejudice to all other rights available to it whether as a matter of common law, statute, custom or otherwise.
26.
Forbearance and Waiver
26.1.
No waiver by the Company in respect of any breach of this Agreement by the Contractor will operate as a waiver in respect of any subsequent breach. No failure or delay by the Company in exercising any right or remedy will operate as a waiver thereof, nor will any single or partial exercise or waiver of any right or remedy prejudice its further exercise or the exercise of any other right or remedy.
27.
Force Majeure:
27.1.
If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.
27.2.
Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party, and the time for performance of that obligation shall be extended accordingly.
27.3.
If the Force Majeure in question prevails for a continuous period in excess of six months the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.
28.
Notices:
28.1.
Any notice given under this agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally, or sending it registered post to the Company's registered office for the time being and / or address given in this agreement in the case of the Contractor or by sending it by fax to the fax number notified by the relevant party to the other party. Any such notice shall be deemed to have been received:
28.1.1.
if delivered personally, at the time of delivery;
28.1.2.
in the case of registered post, 48 hours from the date of posting; and
28.1.3.
in the case of fax, at the time of transmission.
28.2.
In proving such service it shall be sufficient to prove that the envelope containing the notice was addressed to the address of the relevant party and delivered either to that address or into the custody of the postal authorities as registered post or that the notice was transmitted by fax to the fax number of the relevant party.
29.
Variation:

29.1.
No variation of this agreement or of any document referred to in it shall be valid unless it is in writing and signed by or on behalf the parties.
30.
Third Party Rights:
30.1.
A person/entity who is not a party to this agreement shall not have any rights under or in connection with it.
31.
Counterparts:
31.1.
This Agreement may be executed in any number of counterparts, and by the several parties to it on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.
32.
Governing Law:
32.1.
This Agreement and all relationships created by it will in all respects be governed by and construed in accordance with Irish law.
33.
Jurisdiction:
33.1.1.
The Irish courts will have exclusive jurisdiction to settle any dispute (Dispute) which may arise out of or in connection with this Agreement or its performance.
33.1.2.
The parties agree that the Irish courts are the most appropriate and convenient courts to settle any Dispute and therefore that they will not argue to the contrary.
33.1.3.
This clause is for the exclusive benefit of the Company and it will not prevent the Company from initiating proceedings in relation to a Dispute (Proceedings) in any other court of competent jurisdiction. To the extent permitted by law, the Company may take concurrent Proceedings in any number of jurisdictions.

IN WITNESS whereof this Agreement has been entered into on the date first herein written.

SIGNED on behalf of the Company

in the presence of: Kevin Dalton

/s/ Corey Fishman

…...........................................

Signature

Director

…...........................................

Title

SIGNED By Contractor

in the presence of: William Dunne

/s/ Michael Dunne

…...........................................

Signature

SCHEDULE 1

FEES

A monthly fee of $5,000 will be payable to the Contractor effective from the first full month following the Commencement Date

SCHEDULE 2

SERVICES

To provide general support and strategic advice to the Company in connection with the potential resubmission of the NDA for oral sulopenem including in connection with the design and conduct of a Phase III clinical trial to support such potential resubmission.

SCHEDULE 3

DATA PRIVACY NOTICE

Workplace Privacy Notice

What is the purpose of this document?

This Privacy Notice describes how we collect and use personal data about you during and after your working relationship with us, in accordance with data protection law. This Privacy Notice applies to all employees, former employees, interns, agency workers and contractors.

Iterum Therapeutics International Limited, with company number 564304 and registered office at Block 2, Third Floor, Harcourt Centre, Harcourt Street, Dublin 2, Ireland (“Iterum”; “we”, “us” and “our”) is a "controller" of your employment related personal data. This means that we are responsible for deciding how we hold and use your personal data.

We use personal data that we receive as part of the recruitment and on-boarding processes, together with additional personal data we receive throughout the course of our working relationship with you (e.g. so we can pay salaries, participation in benefit schemes, performance reviews, disciplinary processes etc.). The personal data we receive is mostly processed for managing our workforce, performance of employment contracts and to comply with our legal obligations as an employer.

This Privacy Notice sets out the information that we must provide to you in accordance with Irish data protection laws, including the General Data Protection Regulation (EU) 2016/679 (“GDPR”) and the Data Protection Acts 1988 to 2018, as these laws may be amended and supplemented from time to time (“data protection law”). You have certain rights in respect of your personal data, which are described in this Privacy Notice.

This Privacy Notice does not form part of any contract of employment or other contract to provide services.

It is important that you read and retain this Privacy Notice, together with any other privacy notice we may provide on specific occasions when we are collecting or processing personal data about you, so that you are aware of how and why we are using that information and what your rights are under data protection law.

2
Who does this Privacy Notice apply to?

This Privacy Notice applies to individuals who work for us, whether they are employees, interns, contractors and/or agency workers. It covers personal data of former employees, and also third parties whose information you provide to us in connection with the employment relationship (e.g. your emergency contacts’ and beneficiaries’ personal data).

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The types of personal data we receive about you

“Personal data” means any information about an individual from which that person can be identified. It does not include data where the identity has been removed (anonymous data).

There are certain types of personal data which require a higher level of protection under data protection law, such as information about a person's health, ethnicity, religious beliefs, and trade union membership.

Throughout this Privacy Notice we use the term "processing" to refer to all activities involving your personal data, including collecting, handling, storing, sharing, accessing, using, transferring, erasing and disposing of it.

We will receive and process the following categories of personal data about you:

•
Recruitment / Selection Data personal data contained in your job application; CV; record of interview; verification documentation; copies of right to work documentation; copy passport or other identification, work history, references and other personal data included in a cover letter, communications or as part of the application and selection process.

•
Professional Qualifications such as colleges attended, professional qualifications and memberships, professional and/or academic transcripts.

•
Identity and Contact Data such as your name, title, date of birth, addresses, telephone numbers, personal email addresses, and national identification number.

•
Your Personal Image by way of photographs taken at business social events you attend; photographs included on our intranet, email and website; and photographs for marketing materials/communications.

•
Emergency Contact Data such as the name and telephone number of your next of kin or the emergency contact(s) you nominate.

•
Dependent Data such as civil/marital status, marriage certificate and dependants.
•
Work Details such as work contact details; location of employment or workplace; employee number; job title; job description; reporting lines; working hours; your terms and conditions of employment; notification of relationship with a colleague and other personal data held for other legitimate purposes consequent to your employment/engagement with us.

•
Employment Records such as start date and, if different, the date of your continuous employment; leaving date and your reason for leaving; holidays taken; training records; compensation history; termination arrangements (e.g. exit interview).

•
Remuneration and Benefits Data such as salary, annual leave, pension and benefits information, participation in share or other work schemes; PPS number, PRSI number, VAT number (for certain contractors), bank account details, payroll records, time keeping records, tax status information and third party benefit recipient information.

•
Performance Management Data such as performance assessments (including probationary assessments), feedback, appraisals, outputs from talent programs and performance management processes, and, where relevant, executive objective forms.

•
ICT Data such as personal data related to your use of our information and communications systems including email and internet; your use of timekeeping systems and other information obtained through electronic means such as system login and access records; download and print records.

•
CCTV Data namely your image and time of recording as captured by CCTV operated by the landlord of our business premises in and outside our business premises.

•
Access Control Data namely access and security logs when you use any access control cards/fobs to gain entry to our offices.

•
Workplace Health and Safety Data such as personal data obtained pursuant to safety audits, risk assessments and incident reports.

•
Disciplinary and Grievance Data such as personal data contained in records (including correspondence, minutes of meetings, and reports) of allegations, investigations and proceedings, and their outcomes.

We may also receive and process special categories of personal data about you:

Special categories of personal data is personal data that reveals racial or ethnic origin, political opinions, religious or philosophical beliefs or trade union membership; genetic data; biometric data for the purpose of uniquely identifying a natural person; or data concerning health or a natural person’s sex life or sexual orientation.

We limit the collection of this kind of personal data from you. Typically, we will only receive the following types:

•
Incapacity Data such as personal data contained in your absence records, medical forms or certificates and records relating to any medical treatment, disability and workplace adjustments or accommodations.

•
Pre-employment Screening Data namely the results of any mandatory pre- employment drug testing following a formal job offer but prior to commencing employment.

•
Intoxicant Data namely the results of any mandatory intoxicant and/or drugs testing conducted during your employment/engagement with us.

In some cases, providing your personal data is necessary to enter into your employment contract with us, or to comply with applicable law. If you do not provide us with this personal data, we may not be able to perform our contract with you.

You may sometimes provide us with personal data relating to third parties, such as your spouse, partner, dependents and other family members, for purposes of Human Resources administration and management, including the administration of benefits and to contact your next-of-kin in case of an emergency. Before giving us this information please inform those third parties that you intend to disclose their personal data to us, the purposes for this disclosure, and that their personal data will be used by us in accordance with this Privacy Notice.

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How we collect your personal data

We receive your personal data as part of the recruitment and on-boarding process. Typically, we receive your personal data from the following sources:

•
The landlord of our business premises, if you visit our business premises and if we request from our landlord a copy of any security recordings containing CCTV Data for the purposes described in paragraphs 5 and 6 below

•
Third parties who conduct pre-employment drug tests on our behalf

Your named referees

Persons who recommend you for employment

Recruitment agencies

•

•

•

•
You, as a job candidate (e.g. through employment related web forms and other direct communications with you)

Once you are working with us, we receive personal data from the following sources:

•
You, the employee, intern, contractor or agency worker, in the course of job-related activities throughout the period of you working with us. For example, you will typically provide your personal data directly to your manager(s) or Human Resources contact, or through any Human Resources systems we operate, your participation in Human Resource processes, emails you send, and through written attendances from meetings you attend;

•
From your colleagues and other personnel in the course of job-related activities and processes throughout the period of you working with us;

•
From external third parties such as clients, business partners or regulatory bodies; medical reports and intoxicant and/or drugs tests reports from external professionals; tax authorities, insurance or benefit providers;

•
Through access system and security logs when you use any of our information and communications systems, access control cards/fobs; time and attendance recording systems we operate; and

•
The landlord of our business premises, if we request from our landlord a copy of any security recordings containing CCTV Data for the purposes described in paragraphs 5 and 6 below.

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Purposes for using your personal data

We will only use your personal data when the law allows or requires us to. In the majority of cases, the processing of your personal data will be justified for the legal grounds set out further below. In any event, to process your personal data, we will be relying on at least one of the following legal bases:

•
processing is necessary to give effect to your contract of employment (for example, collecting bank account details to pay your salary, creating your information and communications systems access rights so you can carry out your duties, responding to grievances, managing beneficiary details, administering termination of employment and exit interviews);

•
processing is necessary for us to comply with a legal obligation (e.g. administering mandatory benefits, reviewing eligibility for work, creating an employee record (including absences), addressing occupational health issues, managing professional qualifications, managing information and communications systems’ security, disclosing tax data to government authorities or salary information to a national insurance scheme);

•
processing is in our legitimate interests as a business and as your employer/contracting customer and our interests are not overridden by your interests, fundamental rights or freedoms (e.g. assessing new job opportunities, managing and securing information and communications systems’ security; reviewing your performance at work, managing litigation or other legal requests).

The processing of special categories of personal data may be necessary in certain limited circumstances. To process a special category of personal data concerning you, we will rely on one of the following legal bases:

•
In limited circumstances, your explicit consent;
•
Where the processing is necessary for the purposes of exercising or performing any right or obligation which is given or imposed by law on an employer or the worker in connection with employment law or social welfare law;

•
In respect of health related personal data only, the processing is necessary and proportionate for an occupational pension, retirement annuity contracts or any other pension arrangement;

•
Where the processing is necessary for the purposes of preventive or occupational medicine and/or the assessment of your working capacity;

•
Less commonly, we may process special categories of personal data where it is needed in relation to legal claims or where it is needed to protect your interests (or someone else's interests) and you are unable to give your consent, or where you have already made the information public.

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Legal bases for using your personal data

We have set out below a description of the ways we use your personal data, and which of the legal bases we rely on to do so. We have also identified what our legitimate interests are, where applicable. We may process your personal data for more than one lawful ground depending on the specific purpose for which it is necessary to use your personal data.

Purpose/activity	Type of personal data	Lawful basis for processing your personal data

To respond to your job application and to manage the recruitment process (e.g. assess your skills, qualifications and suitability for the role; checking you are legally entitled to work in Ireland; communicate with you about the recruitment process; communicate with your referees; keep records related to our hiring processes; comply with legal or regulatory requirements; to provide appropriate facilities and adjustments for your attendance at any interview; to obtain pre- employment drug test reports).

• Recruitment/ Selection Data • Professional Qualifications • Identity and Contact Data • Incapacity Data • Pre- employment Screening Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary for our legitimate interests (for running our business and to assess suitability of candidates).
(c)
Necessary to comply with a legal obligation.
(d)
Necessary for performance of an obligation which is imposed by law on an employer in connection with employment law.
(e)
Necessary for the assessment of working capacity.

Human resource management and management of our relationship with you (e.g. on-boarding staff; administering the contract we have entered into with you; recording notifications of relationship with a colleague; managing professional certifications / licenses and liaising with regulatory bodies on your behalf; education, training

• Recruitment/ Selection Data • Professional Qualifications • Identity and Contact Data • Emergency Contact Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary for our legitimate interests (for running our business and to ensure a positive, enjoyable and effective working environment for staff).
(c)
Necessary to comply with a legal obligation.
(d)
Necessary for performance of an obligation which is imposed by law on an employer in connection with employment law.

and development requirements; business reorganisations and corporate transactions; organising and running staff social events).
•
Dependent Data
•
Your Personal Image
•
Work Details
•
Employment Records
•
Remuneration and Benefits Data
•
Performance Management Data
•
ICT Data
•
Access Control Data
•
Incapacity Data
•
Workplace Health and Safety Data
•
Disciplinary and Grievance Data
•
Intoxicant Data

(e)
Necessary for the assessment of working capacity.
(f)
Necessary to protect the vital interests of a data subject or of another natural person where the data subject is physically or legally incapable of giving consent.

Administering payroll; paying your salary, and reimbursable expenses and bonuses; if you are an employee or deemed employee for tax purposes, deducting tax and other contributions; to administer benefits including statutory maternity pay, statutory sick pay, pensions and related family/dependant benefits, and permanent health insurance

• Identity and Contact Data • Work Details • Remuneration and Benefits Data • Incapacity Data • Disciplinary and Grievance Data • Dependent Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary to comply with a legal obligation.
(c)
Necessary for performance of an obligation which is imposed by law on an employer in connection with employment law.
(d)
Necessary for the assessment of working capacity.

Providing and administering pension, insurance, share plans and other benefits to you; enrolling you in pensions and other benefits; liaising with the trustees or managers of a pension arrangement, your pension provider and any other provider of staff benefits

• Identity and Contact Data • Work Details • Remuneration and Benefits Data • Dependent Data • Incapacity Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary to comply with a legal obligation.
(c)
Necessary and proportionate for an occupational pension, retirement annuity contract or any other pension arrangement.

Business management and planning, including accounting and auditing; conducting performance reviews; managing performance and determining performance requirements; making decisions about salary reviews and compensation; assessing qualifications for a particular job or task, including decisions about promotions; and managing headcount

• Identity and Contact Data • Work Details • Employment Records • Remuneration and Benefits Data • Performance Management Data • Workplace Health and Safety Data • Disciplinary and Grievance Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary for our legitimate interests (for running our business and strategic planning).
(c)
Necessary to comply with a legal obligation.

Securing our information and communication systems and networks; securing our business premises and the persons and property inside our business premises and/or on surrounding areas; creating employee records on our Human Resources IT systems; creating IT and building access rights; monitoring use of our information and communication systems to ensure compliance with our IT and other policies

(including those specified in

• Identity and Contact Data • ICT Data • CCTV Data • Access Control Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary for our legitimate interests (for running our business and to protect our property, assets, staff and others; and ensuring compliance with our employment handbook, IT and other policies).
(c)
Necessary to comply with a legal obligation.

our employee handbook); ensuring network and information security, including preventing unauthorised access to our computer and electronic communications systems and preventing malicious software distribution and cyber attacks

Marketing and business development including inclusion of your photograph in social media postings, publications and corporate websites	• Your Personal Image • Work Details
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary for our legitimate interests (for running our business and developing new business).

Creating and maintaining records relating to your absence from work (including for sickness, parental leave, discretionary leave, sabbaticals etc.)	• Identity and Contact Data • Work Details • Incapacity Data • Emergency Contact Data • Dependent Data • Workplace Health and Safety Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary to comply with a legal obligation.
(c)
Necessary for performance of an obligation which is imposed by law on an employer in connection with employment law.
(d)
Necessary for the assessment of working capacity.

Ensure your health and safety in the workplace and to assess your fitness to work, to provide appropriate workplace adjustments; ascertaining your fitness to work; complying with health and safety obligations; manage health and safety at work and report on incidents

• Identity and Contact Data • Work Details • Incapacity Data • Intoxicant Data • Workplace Health and Safety Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary to comply with a legal obligation.
(c)
Necessary for performance of an obligation which is imposed by law on an employer in connection with employment law.
(d)
Necessary for the assessment of working capacity.

Contacting family/next of kin in case of emergency	• Identity and Contact Data • Emergency Contact Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary for our legitimate interests (for running our business and protecting the interests and safety of staff).

• Incapacity Data • Dependent Data
(c)
Necessary to comply with a legal obligation.
(d)
Necessary to protect the vital interests of a data subject or of another natural person where the data subject is physically or legally incapable of giving consent.

Responding to and resolving grievances; investigate and respond to complaints from clients/customers/partners; conducting disciplinary and grievance processes; gathering evidence for possible grievance or disciplinary hearings; making decisions about your continued employment or engagement; making arrangements for the termination of working relationships

• Identity and Contact Data • Work Details • Employment Records • ICT Data • CCTV Data • Access Control Data • Workplace Health and Safety Data • Incapacity Data • Intoxicant Data • Disciplinary and Grievance Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary for our legitimate interests (for running our business and dealing effectively with grievances and disciplinary matters).
(c)
Necessary to comply with a legal obligation.
(d)
Necessary for performance of an obligation which is imposed by law on an employer in connection with employment law.
(e)
Necessary for the assessment of working capacity.

Dealing with legal disputes involving you, or other employees, workers and contractors, including accidents at work; to prevent fraud; conduct or assist with internal, government, law enforcement and other investigations

• Recruitment/ Selection Data • Professional Qualifications • Identity and Contact Data • Work Details • Employment Records • Remuneration and Benefits Data • Performance Management Data
(a)
Performance of a contract with you, or in order to take steps at your request prior to entering into a contract.
(b)
Necessary for our legitimate interests (for running our business and to protect our property, assets, workforce and others).
(c)
Necessary to comply with a legal obligation.
(d)
Necessary for the establishment, exercise or defence of legal claims.

• Workplace Health and Safety Data • Disciplinary and Grievance Data • ICT Data • Dependent Data • CCTV Data • Access Control Data • Intoxicant Data

We may operate projects or arrangements in respect of which our workforce may be invited to participate. In exceptional circumstances, depending on the nature of the project or arrangement, it may be necessary to process your personal data in respect of which we need your consent. If your consent is needed, we will ask you for this separately to ensure that your consent is freely given, informed and explicit. Information regarding processing based on your consent will be provided to you at the time that consent is requested, along with details of any consequences of not providing consent.

We will only use your personal data for the purposes for which we collected it, unless we reasonably consider that we need to use it for another reason and that reason is compatible with the original purpose. If we need to use your personal data for an unrelated purpose, we will notify you and we will explain the legal basis which allows us to do so. Please note that we may process your personal data without your knowledge or consent, in compliance with the above rules, where this is required or permitted by law.

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Disclosures of your personal data

We may have to share your personal data with third parties, including third-party service providers and with other companies that are in the same corporate group as us (e.g. our holding company and our subsidiaries, and subsidiaries of our holding company). We require third parties to respect the security of your personal data and to treat it in accordance with applicable data protection law.

Except as set out in this Privacy Notice, we do not disclose to any third party personal data that we collect or you provide to us. We will share your personal data with third parties where required by law, where it is necessary to administer the working relationship with you or where we have a legitimate interest or other lawful reason for doing so.

We may have to share your personal data with the parties set out below for the purposes set out in the table in paragraphs 5 and 6 above.

•
Internal third parties: We will share your personal data with other companies that are in the same corporate group as us:

(i)
for global Human Resources planning and decision making, we will share some of your personal data with Iterum Therapeutics US Limited in the United States, which will be a joint controller of your personal data;

(ii)
for the purposes of administering the Iterum employee share option plan, we will share some of your personal data with our parent company, Iterum Therapeutics plc;

(iii)
for the provision of senior executive and management services, we will share your personal data with Iterum Therapeutics US Limited in the United States who provides us with the following senior executive and management services: Human Resources management;

(iv)
for the provision of information and communications systems, maintenance and support and hosting of data, for example we will share your personal data with Iterum Therapeutics US Limited who provide us with the following services: IT services; hosting, access management, security and support of desktop applications, email services and other information and communication systems we make available to you;

(v)
for certain Human Resources, payroll, benefits and administrative purposes. For example, we will share your personal data with Iterum Therapeutics US Limited who provides us with the following services in respect of our workforce’s personal data: payroll and financial administration services; staff training; administration of staff pensions and benefits; Human Resource support; and

(vi)
in the context of a business reorganisation or a restructuring exercise.

•
External third parties: We may share some of your personal data with professional advisors and companies that provide products and services to us. For example, the following activities are carried out by professional advisors and third-party service providers, which may involve their processing of your personal data in respect of the service they provide: pension administration and consultancy; benefits provision and administration; health insurance; IT services; cloud hosting services; employee share option plan administration; transfer agency services; payroll services; and legal and accounting services. Further, if you undergo a mandatory intoxicant and/or drugs test during your employment/engagement with us we will share your personal data with third parties who conduct these tests on our behalf.

•
Public and Government Authorities: We may need to share your personal data with a regulator or to otherwise comply with the law. This may include making returns to Revenue.

•
Corporate activity: We may share your personal data with other third parties in the context of the possible sale or restructuring of the business. In this circumstance we will, so far as possible, share anonymised data with the other parties before the transaction completes. Once the transaction is completed, we will share your personal data with the other parties if and to the extent required under the terms of the transaction.

We require all third parties to whom we disclose personal data to respect the security of personal data and to treat it in accordance with the law. We do not allow our service providers to use your personal data for their own purposes and only permit them to process your personal data for specified purposes and in accordance with our instructions. Unless prevented by applicable law, we will notify you when your personal data may be provided to third parties in ways other than explained above, and you may have the option to prevent this sharing at the time that we notify you.

International transfers

As a multinational organisation there are times we will transfer your personal data outside the European Economic Area. If we do, you can expect a similar degree of protection in respect of your personal data.

We will transfer the personal data we collect about you to the United States, which is outside of the European Economic Area, for the purposes described in paragraphs 5 and 6 and to the recipients described in paragraph 7. There is not an adequacy decision by the European Commission in respect of the United States. This means that the United States is not deemed to provide an adequate level of protection for your personal data. However, to ensure that your personal data does receive an adequate level of protection we have put in place appropriate measures, namely the European Commission approved model contractual clauses, to ensure that your personal data is treated by those third parties in a way that is consistent with and which respects data protection law. If you require further information about this protective measure you can request it from Privacy@iterumtx.com.

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Data security

We have put in place measures to protect the security of your personal data. Details of these measures are available upon request. Third party service providers will only process your personal data on our instructions and where they have agreed to treat the information confidentially and to keep it secure.

We have put in place appropriate security measures to prevent your personal data from being accidentally lost, used or accessed in an unauthorised way, altered or disclosed. In addition, we limit access to your personal data to those employees, agents, contractors and other third parties who have a business need to know. Whilst we take appropriate security measures to protect all personal data, no data transmission or security system can be guaranteed to be 100% secure. Service providers will only process your personal data on our instructions and they are subject to obligations of confidentiality. All our third-party service providers are required to take appropriate security measures to protect personal data.

We have put in place procedures to deal with any suspected personal data breach and will notify you and the Data Protection Commission of a suspected breach where we are legally required to do so. If you have reason to believe that any of your personal data is no longer secure, please notify Privacy@iterumtx.com immediately.

You also have an important role to play in protecting the security of your personal data, and you should take care about disclosing personal data, and how you protect your communications and devices. Please refer to the employee handbook and all data protection and security policies notified to you from time to time for more information about your responsibilities and ensure you attend all mandatory data protection and data security training sessions allocated to you.

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How long we keep your personal data

We will only retain your personal data for as long as necessary to fulfil the purposes we collected it for, including for the purposes of satisfying any legal, accounting, or reporting requirements.

To determine the appropriate retention period for personal data, we consider the amount, nature, and sensitivity of the personal data, the potential risk of harm from unauthorised use or disclosure of your personal data, the purposes for which we process your personal data and whether we can achieve those purposes through other means, and the applicable legal requirements.

In some circumstances we may anonymise your personal data so that it can no longer be associated with you, in which case we may use such information without further notice to you.

Once you are no longer an employee, worker or contractor of the company we will retain and securely destroy your personal data in accordance with applicable laws and regulations.

Automated decision-making

Automated decision-making takes place when an electronic system uses personal data to make a decision without human intervention.

You will not be subject to decisions that will have a significant impact on you based solely on automated decision-making, unless we have a lawful basis for doing so and we have notified you. We do not envisage that any decisions will be taken about you using automated means, however we will notify you if this position changes.

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Your legal rights

Under certain circumstances, by law you have the right to:

Request access to your personal data (commonly known as a "data subject access request"). This enables you to request a copy of the personal data we hold about you and to check that we are lawfully processing it.

Request correction of the personal data that we hold about you. This enables you to have any incomplete or inaccurate personal data we hold about you corrected.

Request erasure of your personal data. This enables you to ask us to delete or remove personal data where there is no good reason for us continuing to process it. You also have the right to ask us to delete or remove your personal data where you have exercised your right to object to processing (see below).

Object to processing of your personal data where we are relying on a legitimate interest (or those of a third party) to process your personal data and there is something about your particular situation which makes you want to object to us processing your personal data on this legal ground.

Request restriction of processing of your personal data. This enables you to ask us to suspend the processing of your personal data in the following scenarios: (a) if you want us to establish the data's accuracy; (b) where our use of the personal data is unlawful but you do not want us to erase it; (c) where you need us to hold the personal data even if we no longer require it as you need it to establish, exercise or defend a legal claim; or (d) you have objected to our use of your personal data but we need to verify whether we have overriding legitimate grounds to use it.

Request the transfer of your personal data to you or to a third party. We will provide to you, or a third party you have chosen, your personal data in a structured, commonly used, machine-readable format. Note that this right only applies to automated information which you initially provided consent for us to use or where we processed the personal data to perform a contract with you.

Right to withdraw consent: In the limited circumstances where you may have provided your consent to the collection and processing of your personal data for a specific purpose, you have the right to withdraw your consent for that specific processing at any time. To withdraw your consent, please contact Privacy@iterumtx.com. Once we have received notification that you have withdrawn your consent, we will no longer process your personal data for the purpose or purposes you originally agreed to, unless we have another legitimate basis for doing so in law.

Exercising your rights

To exercise one or more of your rights in respect of your personal data, please contact Privacy@iterumtx.com. You will not have to pay a fee to access your personal data (or to exercise any of the other personal data legal rights). However, we may charge a reasonable fee if your request for access is clearly unfounded or excessive. Alternatively, we may refuse to comply with the request in such circumstances.

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Contacting the data protection supervisory authority

You have the right to make a complaint at any time to the Data Protection Commission, the Irish supervisory authority for data protection issues (www.dataprotection.ie). We would, however, appreciate the chance to deal with your concerns before you approach the Data Protection Commission so please contact Privacy@iterumtx.com or a member of the Legal Team in the first instance.

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Updating your personal data

It is important that the personal data we hold about you is accurate and current. Please keep us informed if your personal data changes during your working relationship with us.

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Changes to this Privacy Notice

We reserve the right to update this Privacy Notice at any time. We will notify current employees in advance about any changes to this Privacy Notice that are material or may impact you.

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Who to contact?

If you have any questions about this Privacy Notice, including any requests to exercise your legal rights, please contact a member of our Privacy Team at Privacy@iterumtx.com.

I, (employee / worker / contractor name), acknowledge that on (date), I received a copy of this Privacy Notice for employees, workers and contractors and that I have read and understood it.
Signature ………………………………………………
Name
…………………………………………………

SCHEDULE 2

AMENDMENT NO.1

Dated December 31, 2022

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

-and-

MICHAEL DUNNE

AMENDMENT TO CONTRACT FOR SERVICES

THIS AMENDMENT to a CONTRACT FOR SERVICES is made and entered into on December 31, 2022 by and between:

(1) Iterum Therapeutics International Limited whose registered office is at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, D02 YW24, Ireland (the Company); and

(2) Michael Dunne of 30 Cromwell Place, Old Saybrook, CT, 06475 (the Contractor),

hereinafter referred to as Amendment No.1.

The Company and the Contractor are hereinafter individually referred to as a Party or collectively referred to as the Parties.

RECITALS

A.
The Parties entered into a Contract for Services dated May 25, 2022, pursuant to which the Contractor agreed to provide the Services to the Company and any Associated Company upon and subject to the terms and conditions therein contained (the Consultancy Agreement), a copy of which is attached hereto in Schedule 1.

B.
The Parties hereto wish to amend the Consultancy Agreement as prescribed herein, effective as of December 31, 2022 (the Amendment Effective Date).

IT IS HEREBY AGREED as follows:

34.
EXISTING TERMS, CONDITIONS AND DEFINITIONS
34.1.
Unless specifically amended herein, the terms and conditions described in the Consultancy Agreement shall remain in full force and effect.

34.2.
Capitalised terms (including those used in the Recitals above) shall be as defined in the Consultancy Agreement.
35.
TERM

35.1.
Clause 3.1 (“Term”) of the Consultancy Agreement shall be amended to read as follows:

“This Agreement commenced on the Commencement Date and continues until 30 June 2023 unless earlier terminated in accordance with clause 3.2 or clause 14. The Term may be extended by mutual agreement of the parties.”

36.
AMENDMENT
36.1.
All references to “Agreement”, “hereunder”, “herein”, “hereof” or similar words referring to the Consultancy Agreement, from and after the Amendment Effective Date, shall mean and refer to the Consultancy Agreement as amended by this Amendment No.1.
37.
COUNTERPARTS
37.1.
This Amendment No.1 may be executed in any number of counterparts, and by the Parties on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

IN WITNESS whereof this Amendment No.1 has been entered into on the date first herein written.

SIGNED on behalf of the Company:

/s/ Corey Fishman

…...........................................

Signature

Name: Corey Fishman

Title: Director and CEO

SIGNED By Contractor:

/s/ Michael Dunne

…...........................................

Signature

Name: Michael Dunne

SCHEDULE 1

THE CONSULTANCY AGREEMENT

SCHEDULE 3

AMENDMENT NO.2

Dated June 15, 2023

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

-and-

MICHAEL DUNNE

AMENDMENT TO CONTRACT FOR SERVICES

THIS AMENDMENT to a CONTRACT FOR SERVICES is made and entered into on June 15, 2023, by and between:

(1) Iterum Therapeutics International Limited whose registered office is at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, D02 YW24, Ireland (the Company); and

(2) Michael Dunne of 30 Cromwell Place, Old Saybrook, CT, 06475 (the Contractor),

hereinafter referred to as Amendment No.2.

The Company and the Contractor are hereinafter individually referred to as a Party or collectively referred to as the Parties.

RECITALS

C.
The Parties entered into a Contract for Services dated May 25, 2022, pursuant to which the Contractor agreed to provide the Services to the Company and any Associated Company upon and subject to the terms and conditions therein contained (the Consultancy Agreement), a copy of which is attached hereto in Schedule 1.

D.
The Parties entered into an Amendment Agreement dated December 31, 2022, pursuant to which the Parties agreed to extend the Term of the Consultancy Agreement until June 30, 2023, upon and subject to the terms and conditions therein contained (Amendment No.1), a copy of which is attached hereto in Schedule 2.

E.
The Parties hereto wish to further amend the Consultancy Agreement as prescribed herein, effective as of June 30, 2022 (the Amendment Effective Date).

IT IS HEREBY AGREED as follows:

38.
EXISTING TERMS, CONDITIONS AND DEFINITIONS
38.1.
Unless specifically amended herein, the terms and conditions described in the Consultancy Agreement shall remain in full force and effect.

38.2.
Capitalised terms (including those used in the Recitals above) shall be as defined in the Consultancy Agreement and Amendment No.1.
39.
TERM

39.1.
Clause 3.1 (“Term”) of the Consultancy Agreement shall be amended to read as follows:

“This Agreement commenced on the Commencement Date and continues until 31 December 2023 unless earlier terminated in accordance with clause 3.2 or clause 14. The Term may be extended by mutual agreement of the parties.”

40.
AMENDMENT
40.1.
All references to “Agreement”, “hereunder”, “herein”, “hereof” or similar words referring to the Consultancy Agreement, from and after the Amendment Effective Date, shall mean and refer to the Consultancy Agreement as amended by this Amendment No.2.
41.
COUNTERPARTS
41.1.
This Amendment No.2 may be executed in any number of counterparts, and by the Parties on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

IN WITNESS whereof this Amendment No.2 has been entered into on the date first herein written.

SIGNED on behalf of the Company:

/s/ Corey Fishman

…...........................................

Signature

Name: Corey Fishman

Title: Director and CEO

SIGNED By Contractor:

/s/ Michael Dunne

…...........................................

Signature

Name: Michael Dunne

SCHEDULE 1

THE CONSULTANCY AGREEMENT

SCHEDULE 2

AMENDMENT NO.1